UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 13, 2005 (October 12, 2005)
Endo Pharmaceuticals Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Endo Boulevard, Chadds Ford, PA	19317

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(610) 558-9800
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 12, 2005, as part of the sale of 33,350,000 shares of our common stock, approximately 19.5 million shares underlying stock options granted under the Endo Pharma LLC stock option plans were exercised at a market price of $26.04, with a weighted average exercise price of $2.72, and an assumed tax rate of 38.4%. Assuming the attributable compensation charge deductions are usable to reduce our taxes in 2005, we are obligated, under our amended tax sharing agreement, to pay to Endo Pharma LLC an additional tax benefit amount of approximately $175 million. Fifty percent of the estimated tax benefit amount attributable to the October 12, 2005 offering and any additional tax benefits attributable to the exercise of stock options granted under the Endo Pharma LLC stock option plans in 2005 will be due within 15 business days of the date we receive an opinion on our final audited 2005 financial statements from our independent registered public accounting firm (which we estimate will occur within 60 days of our fiscal year-end of December 31, 2005) and the remaining tax benefit amount attributable to 2005 is due within 30 business days of the date on which we file our 2005 tax return with the Internal Revenue Service. Additionally, we anticipate that up to 2.3 million additional stock options granted under the Endo Pharma LLC stock option plans will be exercised prior to January 1, 2006 and therefore, assuming exercise at a market price of $26.04, with a weighted average exercise price of $2.72, an assumed tax rate of 38.4% and assuming the attributable compensation charge deductions are usable to reduce our taxes in 2005, we will be obligated, under our amended tax sharing agreement, to pay to Endo Pharma LLC an additional tax benefit amount of approximately $21 million in 2006. All payments that have been, or will be, made or accrued pursuant to the tax sharing agreement have been, or will be, reflected as a reduction of stockholders’ equity in our consolidated financial statements. The exercise of stock options under the Endo Pharma LLC stock option plans do not result in the issuance of additional shares in the Company and will not dilute the ownership of our public stockholders. The estimated tax benefit amount payable to Endo Pharma LLC attributable to Endo Pharma LLC stock options exercised may increase if certain holders of Endo Pharma LLC stock options exercise stock options in addition to those noted above.
Item 8.01. Other Events.
On October 12, 2005, the Company issued a press release announcing the completion of the sale of a secondary offering of 33,350,000 shares of its common stock at $26.04 per share, a copy of which is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired.
     Not applicable.
(b) Pro Forma Financial Information.
     Not applicable.
(c) Exhibits.

Exhibit Number	Description
99.1	Press Release of Endo Pharmaceuticals Holdings Inc. dated October 12, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.
(Registrant)
By:	/s/ Caroline b. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated: October 13, 2005